UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934 (Amendment No. )

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GRIFFON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 7, 2022

Dear Fellow Shareholder,

We are looking forward to the upcoming 2022 Annual Meeting. We urge you to protect the value of your investment and the future of the Company by voting the WHITE proxy card “FOR” all four of our highly qualified director nominees at the meeting on February 17, 2022.

Following a first quarter that beat Wall Street’s expectations, and a record Fiscal 2021 despite a challenging environment due to COVID-19, we are confident that our strategy and business repositioning are working. We have serious concerns about Voss Capital’s candidate H.C. Charles Diao, the only remaining nominee from Voss’ initial slate of three as the other two have withdrawn. These concerns include:

•	Mr. Diao lacks a skillset that will add to our Board – the Nominating and Governance Committee chose Michelle Taylor in particular because the Board wanted a director with strong supply chain and operational expertise and international experience.

•	Mr. Diao is also on the board of Turning Point Brands, a company that sells vaping and tobacco products. ESG considerations are a key area of focus for the Board and Griffon, and vaping and tobacco businesses are not consistent with Griffon’s ESG values.

•	Mr. Diao’s bio in the Voss proxy statement indicates that he is a senior executive of an active investment banking firm providing financial advisory services. In reality, Diao & Co. LLC is inactive because it did not pay its franchise tax; its address is Mr. Diao’s home address; and it has no listed phone number.

We strongly disagree with the conclusions of both ISS and Glass Lewis, which fail to take into account the Company’s strong recent performance, including a record Fiscal 2021 and strong start to Fiscal 2022, despite a number of COVID-19 related headwinds which continue to challenge companies across our industries. ISS and Glass Lewis also fail to fully recognize the positive momentum generated by our repositioning and recent M&A and disposition activity. These firms also appeared to accept Voss’ views of shareholder returns, which were cherry-picked to minimize Griffon’s near- and long-term performance.

•	Remember, on a one- and three-year basis (as of December 31, 2021), we have delivered a TSR of 42% and 185%, respectively, outpacing our peer group, as well as both the Russell 2000 and S&P 600 indexes.

•	Furthermore, looking at the three-year performance is particularly relevant for our company, as this period follows the sale of the Plastics business and the purchase of ClosetMaid and CornellCookson, resulting from Griffon’s portfolio repositioning strategy.

•	From April 1, 2008, when current management’s tenure began, to December 31, 2021, Griffon has delivered a TSR of 331%, on par with the S&P 600 TSR of 348% and outpacing the Russell 2000 TSR of 281%.

It’s also important to note that Voss does not deserve any credit for the governance changes at Griffon or the ongoing strategic review and sale process for the Telephonics business. Both of these positive steps were already underway at Griffon before Voss began to engage us, and well before Voss purchased its first share of Griffon stock in August 2021. We sold our SEG defense business in December 2020 as the first step in the strategic review process and formally engaged Lazard in April 2021, months before Voss invested in our Company.

Both proxy advisory firms also fail to recognize the purposeful portfolio repositioning conducted by the Board and the management team, which, among other things, led to the 2018 divestiture of the lower margin, capital intensive Plastics business; the acquisition of ClosetMaid; and the acquisition of CornellCookson, an asset that Travis Cocke himself recognized as best-in-class. The proxy advisors also acknowledge the benefit of our most recent step in Griffon’s repositioning – the acquisition of Hunter Fan Company, which has been strongly praised by the analyst and investment communities.

Glass Lewis and ISS have not presented a compelling argument to add a nominee who is not additive to our Board’s current skillset and who comes with a bias from a short-sighted and short-term shareholder in Voss Capital. Voss’ knee-jerk reaction to criticize the Hunter acquisition was misguided and not well-founded in facts. The Hunter acquisition has been widely accepted, and even recognized by ISS and Glass Lewis as being beneficial to the Company, in particular to increasing margins and earnings.

Griffon continues to produce for you, our shareholders:

•	Performance: Griffon beat analyst estimates across the board in the first quarter of Fiscal 2022; the Company’s earnings report was positively received by the analyst community. This outperformance of the Street’s expectations was the result of Griffon’s management leveraging its leading brands and well-positioned portfolio to manage the business through a disrupted labor, transportation, and supply chain environment.
	o	Analysts noted the Company beat expectations and is well positioned to continue to benefit from strength in the U.S. housing market. Baird specifically noted it believes “GFF’s recent portfolio transformation is a positive and should lead to improved FCF and earnings power over time” in its February 1, 2022 note.
	o	CJS Securities and Sidoti also expressed positive views on our results and performance relative to the Russell 2000.

•	Methodical Approach to Repositioning and Governance Changes: The sale of the Telephonics business and governance changes in Voss’ “plan” were already in motion at the Company before Voss even bought its first share of our stock.
	o	The process of positioning the Telephonics business for sale began with the December 2020 sale of the SEG government services business. In April 2021, we then formally engaged Lazard as our advisor for the Telephonics strategic alternatives process.
	o	We continually evaluate our companies objectively and with an eye to increasing shareholder value through operational improvements and bolt-on acquisitions, or divestitures, when appropriate.
	o	We regularly discuss our governance practices and structure with our shareholders – the changes we are recommending through two proposed charter amendments are a direct result of discussions with shareholders following last year’s annual meeting, the views expressed in earlier feedback from shareholders, and discussions among our Nominating and Governance Committee and full Board of Directors.

We continue to appreciate your investment in our company and urge you to protect the future of the Company and the value of your investment by voting the WHITE proxy card today “FOR” all four of the Company’s highly qualified director nominees. The proxy statement, investor presentation, and other important information related to the Annual Meeting can be found at buildgriffon.com.

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The Company’s Annual Meeting of Shareholders will be held on February 17, 2022 at 10:00 a.m., ET at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, NY 10036. Shareholders of record as of close of business on December 28, 2021, are entitled to vote at the meeting.

Sincerely Your Board of Directors,

Henry J. Alpert	Thomas J. Brosig	Jerome L. Coben

Louis J. Grabowsky	Rear Admiral Robert G. Harrison	Lacy M. Johnson

Ronald J. Kramer	Robert F. Mehmel	General Victor Eugene Renuart

James W. Sight	Samanta Hegedus Stewart	Kevin F. Sullivan

Cheryl L. Turnbull	William H. Waldorf

If you have any questions or need assistance in voting your shares please call or email:

Call Toll-Free (800) 322-2885

gffproxy@mackenziepartners.com

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Important Additional Information Regarding Proxy Solicitation

Griffon filed its proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2021 in connection with the solicitation of proxies for Griffon’s 2022 Annual Meeting (the “Proxy Statement”). Shareholders as of the record date of December 28, 2021, are eligible to vote at the 2022 Annual Meeting. Griffon, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Details concerning the nominees of Griffon’s Board of Directors for election at the 2022 Annual Meeting and information regarding the names of Griffon’s directors and executive officers and their respective interests in Griffon by security holdings or otherwise is set forth in Griffon’s Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the Proxy Statement and other relevant documents filed by Griffon with the SEC free of charge from the SEC’s website, www.sec.gov, or by directing a request by mail to Griffon Corporation, Attention: Corporate Secretary, at 712 Fifth Avenue, New York, NY 10019, or by visiting the investor relations section of Griffon’s website, www.griffon.com.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, the impact of the Hunter Fan transaction, industries in which Griffon operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives; the ability to identify and successfully consummate, and integrate, value-adding acquisition opportunities (including, in particular, integration of the Hunter Fan acquisition); increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products, including as a result of defense budget cuts or other government actions; the ability of the federal government to fund and conduct its operations; increases in the cost or lack of availability of raw materials such as resin, wood and steel, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon’s operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; unfavorable results of government agency contract audits of Telephonics Corporation; our strategy, future operations, prospects and the plans of our businesses, including the exploration of strategic alternatives for Telephonics Corporation; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain of Griffon’s operating companies; possible terrorist threats and actions and their impact on the global economy; the impact of COVID-19 on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers; Griffon’s ability to service and refinance its debt; and the impact of recent and future legislative and regulatory changes, including, without limitation, changes in tax law. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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